Exhibit 10.11

INTERNATIONAL SECURITIES EXCHANGE, INC.

STOCK OPTION PLAN

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1. Purpose. The purpose of the International Securities Exchange, Inc. Stock Option Plan (the “Plan”) is to further and promote the interests of International Securities Exchange, Inc. (the “Company”), its Subsidiaries (as defined below) and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate key employees and non-employee directors, or individuals who may become key employees or non-employee directors, and to align the interests of those individuals and the Company’s shareholders.

2. Certain Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

2.1 “Board” shall mean the Board of Directors of the Company, as constituted from time to time or any Committee established by the Board.

2.2 “Change of Control” shall mean (i) a sale of all or substantially all of the assets of the Company other than a sale (a) in connection with financing transactions, sale and leaseback transactions or other similar transactions or (b) to an entity which is directly or indirectly controlled by the Company, (ii) a sale by any persons or entities who are shareholders of the Company immediately prior to the date of such sale, or any of their affiliates, resulting in more than 50% of the voting stock of the Company being held by any person or entity, or (iii) the acquisition by any person or entity of the ability to appoint a majority of the Board.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

2.4 “Committee” shall mean the committee established from time to time in the sole discretion of the Board to administer the Plan, as described in Section 3 of the Plan.

2.5 “Common Stock” shall mean the Class A Common Stock, par value $0.01 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

2.6 “Company” shall mean International Securities Exchange, Inc. a Delaware corporation, or any successor corporation to International Securities Exchange, Inc.

2.7 “Option Agreement” shall mean the agreement executed by a Participant pursuant to Sections 3.2 and 10.4 of the Plan in connection with the granting of a Stock Option.

2.8 “Participant” shall mean any eligible individual (pursuant to Section 5 below) who is selected from time to time to receive a Stock Option under the Plan.

2.9 “Plan” shall mean the International Securities Exchange, Inc. Stock Option Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Board with respect thereto).

2.10 “Public Offering” shall mean the sale of shares of the Company’s Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act of 1933, as amended.

2.11 “Stockholders Agreement” shall mean that certain Stockholders Agreement, dated as of May 31, 2002, among International Securities Exchange, Inc. and the other parties named on the signature pages attached thereto.

2.12 “Stock Option” shall have the meaning ascribed to it in Section 6 of the Plan.

2.13 “Subsidiary(ies)” shall mean any corporation (other than the Company), partnership or limited liability company in an unbroken chain of entities, including and beginning with the Company, if each of such entities, other than the last entity in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock, partnership or member interests in one of the other entities in such chain.

3. Administration.

3.1 General. The Plan shall be administered by the Board or the Committee, as determined by the Board in its sole discretion. In the event that the Board determines that the Plan shall be administered by the Committee, then the Committee may exercise all powers granted to the Board under the Plan, other than the Board’s powers to amend, suspend or terminate the Plan pursuant to Section 9.1 hereof, provided, however, that in the event the Board determines that the Plan shall be administered by the Committee, the Committee may amend or modify the terms or provisions of any outstanding Option Agreements, pursuant to Section 9.2 hereof. Members of the Committee shall serve at the pleasure of the Board and the Board may at any time and from time to time remove members from, or add members to, the Committee.

3.2 Plan Administration and Plan Rules. The Board is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation and administration of the Plan. Subject to the terms and conditions of the Plan, the Board shall make all determinations necessary or advisable for the implementation and administration of the Plan including, without limitation, (a) selecting Participants, (b) granting Stock Options in such amounts and form as the Board shall determine, (c) imposing such restrictions, terms and conditions upon such Stock Options as the Board shall deem appropriate, and (d) correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistency(ies), in the Plan or any Option Agreement. The Board’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, or implementation of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Stock Options under the Plan, in accordance with the determinations made by the Board by execution of an Option Agreement (in accordance with Section 10.4 below) and/or other instruments in such form as is approved by the Board. The Board may, in addition to establishing the Committee, designate persons other than members of the Board to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe, except that the Board shall not delegate its authority with regard to the selection of Participants and/or the granting of any Stock Options to Participants.

4. Term of Plan/Common Stock Subject to Plan.

4.1 Term. The Plan shall terminate on the tenth anniversary of the effective date (as described below in Section 10.8), except with respect to Stock Options then outstanding. After such date no further Stock Options shall be granted under the Plan.

4.2 Common Stock. The maximum number of shares of Common Stock in respect of which Stock Options may be granted under the Plan, subject to adjustment as provided in Section 8.2 of the Plan, shall not exceed 429,000 shares of Common Stock. In the event of a change in the Common

Stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof or from par value to no par value without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan.

5. Eligibility. Individuals eligible to receive Stock Options under the Plan shall be determined by the Board in its sole discretion and shall be limited to the employees and non-employee directors of the Company and its Subsidiaries.

6. Stock Options.

6.1 Terms and Conditions. Stock Options granted under the Plan shall be in respect of Common Stock and shall be in the form of non-qualified stock options (“Stock Options”). Stock Options shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board shall set forth in the relevant Option Agreement.

6.2 Grant. Stock Options may be granted under the Plan in such form as the Board may from time to time approve.

6.3 Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Board in its sole discretion at the time of grant and indicated in the relevant Option Agreement.

6.4 Term. The term of each Stock Option shall be such period of time as is fixed by the Board.

6.5 Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Chief Financial Officer of the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash, by certified check, bank draft or money order payable to the order of the Company, or, if permitted by the Board, in its sole discretion, by delivery of shares of Common Stock already owned by the Participant for at least six (6) months. Payment instruments shall be received by the Company subject to collection. The proceeds received by the Company upon exercise of any Stock Option may be used by the Company for general corporate purposes. Any portion of a Stock Option that is exercised may not be exercised again. The exercise of any Stock Option prior to a Public Offering shall be contingent upon the Participant (or his or her estate or designated beneficiary(ies)) becoming a party to the Stockholders Agreement.

7. Non-transferability of Stock Options. Unless otherwise provided in the relevant Option Agreement, no Stock Option and no rights or interests granted under the Plan or in any Option Agreement shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or pursuant to the laws of intestate succession. No Stock Option and no rights or interests granted under the Plan or in any Option Agreement shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance.

8. Changes in Capitalization and Other Matters.

8.1 No Corporate Action Restriction. The existence of the Plan, any Option Agreement, the Subscription Agreement and/or the Stock Options granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issuance of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board, the Company or any Subsidiary, or any employees, officers, shareholders or agents of the Company or any Subsidiary, as a result of any such action.

8.2 Changes in Capital Structure. Stock Options granted under the Plan and any agreements evidencing such Stock Options and the maximum number of shares of Common Stock subject to all Stock Options as indicated in Section 4.2 shall be subject to adjustment or substitution, as determined by the Board in its sole discretion, as to the number, price or kind of a share of stock or other consideration subject to such Stock Options or as otherwise determined by the Board to be equitable (i) in the event of changes in the outstanding stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, a Change of Control, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Stock Option or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. The Company shall give each Participant notice of any adjustment or substitution hereunder and, upon such notice, such adjustment or substitution shall be conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following,

A.	The Company is merged into or consolidated with another corporation or entity;

B.	All or substantially all of the assets of the Company are acquired by another person or entity;

C.	A Change of Control;

D.	The reorganization or liquidation of the Company; or

E.	The Company enters into a written agreement to undergo an event described in clauses A, B, C or D above,

then the Board may, it its discretion and upon at least ten (10) days advance notice to the affected persons, cancel any outstanding Stock Options and cause the holders thereof to be paid, in cash or stock (including any stock of a successor or acquirer) an amount determined by the Board, based upon the excess of the value (as determined by the Board) of a share of Common Stock over the applicable exercise price.

9. Amendment, Suspension and Termination.

9.1 In General. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary. No such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Stock Options without the consent of such Participant.

9.2 Option Agreement Modifications. The Board may, in its sole discretion, amend or modify at any time and from time to time the terms and provisions of any outstanding Stock Option or any Option Agreement in any manner to the extent that the Board under the Plan or any Option Agreement could have initially determined the restrictions, terms and provisions of such Stock Option or Option Agreement. No such amendment or modification shall, however, materially and adversely affect the rights of any Participant under any such Stock Option without the consent of such Participant.

10. Miscellaneous.

10.1 Tax Withholding. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the exercise of any Stock Option, any federal, state, local, foreign or other taxes of any kind which the Board, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. In addition, the Company shall have the right to require payment from a Participant to cover any applicable withholding or other employment taxes due upon the exercise of a Stock Option.

10.2 No Right to Employment. Neither the adoption of the Plan, the granting of any Stock Option, nor the execution of any Option Agreement, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason, even if such termination of employment adversely affects such employee’s Stock Option.

10.3 Listing, Registration and Other Legal Compliance. No Stock Options or shares of Common Stock shall be required to be issued or granted under the Plan or any Option Agreement unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable securities laws and regulations and any other applicable laws or regulations. The Board may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Board may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of Common Stock delivered under the Plan may bear appropriate legends and may be subject to such stock-transfer orders and such other restrictions as the Board may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is listed, and any applicable securities law. In addition, if, at any time specified herein (or in any Option Agreement or otherwise) for (a) the granting of any Stock Option, or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Stock Option, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

10.4 Option Agreements. Each Participant receiving a Stock Option under the Plan shall enter into an Option Agreement with the Company in a form specified by the Board. Each such

Participant shall agree to the restrictions, terms and conditions of the Stock Option set forth therein and in the Plan.

10.5 Designation of Beneficiary. Each Participant to whom a Stock Option has been granted under the Plan may designate a beneficiary or beneficiaries to exercise any Stock Option or to receive any payment which under the terms of the Plan and the relevant Option Agreement is or may become exercisable or payable on or after the Participant’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Board and shall not be effective until received by the Board. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the denominations designated by the Participant.

10.6 Leaves of Absence/Transfers. The Board shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Board may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of any such transfers.

10.7 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

10.8 Effective Date. The Plan shall be effective as if the date of its adoption by the Board.

IN WITNESS WHEREOF, this Plan is adopted by the Company on this 30th day of October, 2002.

INTERNATIONAL SECURITIES EXCHANGE, INC.

By:	/s/ IVERS W. RILEY
Name:	Ivers W. Riley
Title:	Chairman